Fourth Quarter and Full Year 2016 Earnings Presentation February 28, 2017

2 Forward-Looking Statement Forward-Looking Statement Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Company’s business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; intangible assets, including goodwill or other intangible asset impairment charges; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; the potential impact of Brexit; various conditions specific to the Company's business and industry; the Company’s ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; potential costs and savings related to facility consolidation activities; future prospects of the Company; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the Appendix at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. Please see the Appendix for details regarding certain costs, expenses and other amounts or charges, collectively described as “Special Items,” that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business. Management believes that presenting these non-GAAP financial measures, on an after Special Items basis, provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP financial measures.

3 • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix Presenters Include: • Thomas Amato, President and Chief Executive Officer • Robert Zalupski, Chief Financial Officer • Sherry Lauderback, Vice President, Investor Relations Agenda

Opening Remarks

5 2016…A Transitional Year for TriMas • New leadership in Q3, followed by a renewed focus to drive results • Many changes were implemented: - Implemented a new operating and financial model – concentrating on current and prospective challenges and opportunities - Leveraged data to drive a sense of urgency on operational improvement and customer satisfaction - Upgraded organization in a number of key positions - Streamlined and reduced non-critical infrastructure costs - Began realigning manufacturing footprint to leverage structural costs • Notable results: - Solid progress on relieving constraints and improving flexibility - Culture of performance excellence taking hold - Exited/exiting six non-core facilities - Increased operating profit margin slightly through cost containment actions, despite lower sales - Reduced net debt even in challenging end markets • Solid foundation in place, however, more to do in 2017 Opening Remarks Actions taken and underway to unleash opportunities and value.

# Opening Remarks

TriMas

## *Introduced New TriMas Business Model (TBM) – Some Examples*

**TBM Focus**

- ❖ Environmental, Health and Safety
- ❖ Annual Goal Setting and Measurement
- ❖ Flawless Launches
- ❖ Continuous Improvement
- ❖ Talent Development



Results-
Driven

- **Example #1:** ***Plant challenged with past due orders***
- Data-driven analysis to identify and remediate root causes
- **Key Actions:** Visual management on factory floor and daily analytics
- **Results:**
  - Through team effort, past due orders down ~75%



Continuous
Improvement
Kaizen

- **Example #2:** ***Plant experienced shipment delays and off standard costs***
- Data-driven analysis to identify and remediate root causes
- **Key Actions:** Significantly improved production order and manufacturing flow
- **Results:**
  - Through team effort, on-time delivery up ~25% with overtime down ~50%

***Actions taken and underway to unleash opportunities and value.***

6

Financial Highlights

8 Fourth Quarter Summary Note: Please see the Appendix for a detailed reconciliation to GAAP results. (Unaudited, dollars in millions, except per share amounts) Expanded operating profit margin, excluding Special Items, despite continued end market weakness. • Q4 2016 sales declined 3.8% as compared to Q4 2015 ̶ Higher year-over-year sales in our Packaging and Aerospace segments were more than offset by prolonged weakness in the oil & gas and industrial end markets • Results impacted by pre-tax, non-cash goodwill and indefinite-lived intangible asset impairment charges of $98.9 million in Q4 • Q4 operating profit margin, excluding Special Items, decreased as the positive impacts of restructuring and cost savings initiatives were more than offset by reduced sales and less favorable product mix • Achieved Q4 EPS, excluding Special Items, of $0.30, as tax planning strategies completed in Q4 resulted in a lower effective tax rate (from continuing operations) Q4 2016 Q4 2015 Variance Net Sales $185.5 $192.8 (3.8%) Operating Loss ($96.9) ($68.0) n/m Excluding Special Items, Operating Profit would have been: $19.0 $22.1 (13.7%) Excluding Special Items, Operating profit margin would have been: 10.3% 11.4% -110 bps Net Loss ($67.4) ($60.8) n/m Excluding Special Items, Income would have been: $13.6 $13.2 2.9% Diluted Loss Per Share ($1.48) ($1.35) n/m Excluding Special Items, Diluted Earnings Per Share would have been: $0.30 $0.29 3.4% Increased EPS, excluding Special Items, year-over-year despite challenges.

9 Fourth Quarter Summary (1) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures. (Unaudited, dollars in millions) • Generated Free Cash Flow(1) of $33.2 million in Q4 2016 after considering investment in capex ̶ Capital investment included capacity expansions for the Packaging and Aerospace segments, and the installation of an additional forging line for high pressure steel cylinder production ̶ Intensified focus on increasing cash flow through performance improvements and reductions in inventory • Reduced net debt by $46.2 million, as compared to December 31, 2015 • Ended the quarter with cash and available liquidity of approximately $147.2 million, and a leverage ratio of 2.6x Note: Please see the Appendix for a detailed reconciliation to GAAP results. (from continuing operations) Q4 2016 Q4 2015 Variance Free Cash Flow(1) $33.2 $41.7 ($8.5) Capital Expenditures $8.9 $8.3 $0.6 Inventories $160.5 $167.4 ($6.9) Total Debt $374.7 $419.6 ($45.0) Cash $20.7 $19.5 $1.3 Net Debt $353.9 $400.2 ($46.2) Increased focus on cash flow as part of the new TriMas Business Model.

10 Full Year 2016 Summary • Sales decreased 8% as organic and acquisition sales increases were more than offset by declines resulting from the impact of lower oil prices and related production activity, industrial end market softness and unfavorable currency exchange • Operating profit margin, excluding Special Items, increased slightly as the impact of lower sales was more than offset by the positive impact of restructuring and cost saving initiatives • Free Cash Flow(1) exceeded the previously provided guidance range and approximated 126% of net income (excluding Special Items) (Unaudited, dollars in millions, except per share amounts) Note: Please see the Appendix for a detailed reconciliation to GAAP results. (1) Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures. (from continuing operations) YTD 2016 YTD 2015 Variance Net Sales $794.0 $864.0 (8.1%) Operating Loss ($44.0) ($4.3) n/m Excluding Special Items, Operating Profit would have been: $94.7 $101.7 (6.9%) Excluding Special Items, Operating profit margin would have been: 11.9% 11.8% 10 bps Net Loss ($39.8) ($28.7) n/m Excluding Special Items, Income would have been: $57.7 $58.7 (1.6%) Diluted Loss Per Share ($0.88) ($0.64) n/m Excluding Special Items, Diluted Earnings Per Share would have been: $1.26 $1.29 (2.3%) Free Cash Flow(1) $72.8 $50.8 43.2% Capital Expenditures $31.3 $28.7 9.3% Held operating profit margin flat despite weak end markets.

Segment Highlights

12 Packaging Segment • Sales increased 9.7% on a constant currency basis • Continued to drive and gain traction on sales by focusing technical and commercial resources in the health, beauty & home care, food & beverage, and industrial end markets • Profit increased while margins remained strong Quarterly Comments (Unaudited, dollars in millions) Note: Please see the Appendix for a detailed reconciliation to GAAP results. Positioning business for product innovation to drive future growth. • Leveraging innovation resources and support teams in India, the United Kingdom and the United States to drive new product growth • Continuing to support customers’ new product launches to drive growth • Ramping up new facility and expanded capacity in San Miguel, Mexico • Executing on productivity initiatives to fund sales growth initiatives and development of new products and applications Actions Markets, Products & Brands Financial Summary Q4 2016 Q4 2015 Variance Sales $82.8 $77.8 6.4% Operating Profit, excluding Special Items $20.4 $19.4 4.8% Margin, excluding Sp ci l Items 24.6% 25.0% -40 bps

13 Aerospace Segment Quarterly Comments (Unaudited, dollars in millions) Note: Please see the Appendix for a detailed reconciliation to GAAP results. Focusing on manufacturing performance and delivery improvements to leverage platform. Actions Markets, Products & Brands • Added new leader of Aerospace segment in December • Executing plans to increase manufacturing throughput and improve production efficiencies • Seeking to drive additional synergies across fastener businesses and further integrate platform • Continuing efforts to better align product mix and production capacity to eliminate off-standard costs and improve financial performance • Developing and qualifying new highly-engineered products; qualifying existing products for new applications and new customers • Sales increased slightly due to the acquisition of a machined components facility in November 2015 • Profit and related margin, excluding Special Items, declined due to a less favorable sales mix, customer contractual adjustments and unfavorable inventory quantity and spending variances • Recorded pre-tax, non-cash goodwill and indefinite-lived intangible asset impairment charges of $98.9 million Financial Summary Q4 2016 Q4 2015 Variance Sales $42.9 $42.1 1.8% Operating Profit, excluding Special Items $1.3 $6.8 -80.5% Margin, exclu ing Special Items 3.1% 16.1% -1300 bps

14 Aerospace Segment – Recovery Update • Improved operational performance at Commerce, California plant - Manufacturing environment stabilizing; key performance indicators demonstrating progress - Continued strong order intake provides solid demand to start 2017 • Improved order intake of rivets suggests end market demand may be stabilizing • Focused on increased manufacturing efficiencies in our Ottawa, Kansas standard fasteners plant - Working through a backlog of smaller lot size orders which has impacted efficiencies - Replaced plant manager in February 2017 to drive manufacturing performance Expecting improved operational and financial performance to continue into 2017. Fasteners (approximately 85% of Aerospace segment sales) Machined Components (approximately 15% of Aerospace segment sales) • Prolonged challenges assimilating Tolleson, Arizona plant into TriMas Aerospace - Balancing customer demands and lot sizes with capacity, and need for improved production execution - Addressing pricing fundamentals on certain part numbers - Replaced general manager in October 2016 to drive increased focus on meeting delivery, quality and performance expectations

15 Energy Segment Quarterly Comments (Unaudited, dollars in millions) Note: Please see the Appendix for a detailed reconciliation to GAAP results. Accelerating performance improvement plans. Actions Markets, Products & Brands • Sales decreased due to reduced demand in oil & gas end markets and de-emphasizing certain underperforming regions • Cost savings achieved from restructuring actions starting to take hold, offsetting the impact of the reduced sales levels • On-going assessment of the global footprint to optimize fixed and SG&A cost structure given continued soft end markets • Driving continued manufacturing and operational improvements across all locations • Expanding sales and development efforts of specialty products and new applications Financial Summary Q4 2016 Q4 2015 Variance Sales $36.1 $40.5 -10.9% Operating Profit (Los ), excluding Speci l It s $1.0 ($2.3) n/m Margin, excluding Speci l Items 2.7% -5.8% 850 bps

16 Engineered Components Segment Quarterly Comments (Unaudited, dollars in millions) Note: Please see the Appendix for a detailed reconciliation to GAAP results. Tight cost management mitigating impact of lower end market volume. Actions Markets, Products & Brands • Sales declined due to softer industrial end markets, customer consolidation, and continued low oil prices and related reduced oil and gas drilling activities • Profit and related margin, excluding Special Items, decreased as a result of reduced sales levels and lower fixed cost absorption, partially offset by reductions in cost structure and productivity initiatives • Re-assessing fixed and SG&A cost structure given continued soft end markets • Adding incremental cylinder capabilities and longer-term capacity • Seeking to enter new product-use markets such as hydrogen applications • Expanding engine and compressor product lines to diversify and reduce end-market cyclicality Financial Summary Q4 2016 Q4 2015 Variance Sales $23.8 $32.3 -26.5% Operating Profit, excluding Special Items $2.8 $4.9 -42.7% Margin, excluding Sp cial Items 11.8% 15.2% -340 bps

Outlook and Summary

# FY 2017 Segment Assumptions

TriMas

*From Continuing Operations*

| Segment | Sales[(1)] | Operating Profit Margin (excl. Special Items) | Full Year 2017 Commentary |
|---|---|---|---|
| **Packaging** | 2% – 4% | 23% – 24% | • Organic growth driven primarily by anticipated ramp of customers' new products<br>• Sales impact related to unfavorable currency exchange of ~1% to 2%<br>• Relentless focus on our continuous improvement culture while investing in innovation to drive future growth |
| **Aerospace** | 4% – 6% | 13% – 15% | • Steady build rates and continued progress against backlog expected to drive top-line<br>• Distribution customer demand levels appear to be stabilizing<br>• Less favorable product sales mix continues to impact profitability |
| **Energy** | (2%) – (5%) | 5% – 7% | • Sales levels impacted by de-emphasizing certain underperforming regions and continued weakness in oil and gas end markets<br>• Margin level positively impacted as a result of restructuring actions |
| **Engineered Components** | 2% – 5% | 13% – 15% | • Sales growth expected from improvements in general industrial end market demand<br>• Expect flat sales related to oil and gas end markets<br>• Focused on cost structure and productivity to maintain and improve margins |

*Note: All of the figures and comments on this slide exclude any current and future Special Items.*
*(1) 2017 sales growth versus 2016.*

***Expect sales growth in three segments and improvement in overall segment margin.***

18

19 FY 2017 Outlook (1) Free Cash Flow is defined as Net Cash Provided by/Used for Operating Activities of Continuing Operations, excluding the cash impact of Special Items, less Capital Expenditures. From Continuing Operations Sales and margin expansion expected to drive year-over-year EPS growth. Note: All of the figures on this slide exclude any current and future Special Items. Full Year Outlook (as of 2/28/17) Sales Growth 2% – 4% Earnings Per Share, diluted $1.35 – $1.45 Free Cash Flow(1) > 100% of net income

20 FY 2017 Additional Assumptions From Continuing Operations Note: All of the figures and comments on this slide exclude any current and future Special Items. Full Year Outlook (as of 2/28/17) Interest Expense $13 – $15 million Capital Expenditures ~ 4% of sales Tax Rate 30% – 32% Corporate Cash Expense Non-Cash Stock Compensation ~ $22 million ~ $7 million

21 2017 Near-Term Focus Focused on operational execution and improved performance. • Operate under the new TriMas Business Model, with a nearer-term focus on: - Driving growth in the Packaging and Engineered Components segments - Continuing to execute turnaround plans in the Energy and Aerospace segments • Relentless focus on managing cash flow and optimizing operational structure • Continue to assess capacity, process technology and innovation pipeline to enhance growth • Ensure all facility rationalization steps are well-executed and continue to assess manufacturing footprint • Drive a culture of continuous improvement through employee engagement

22 Closing Comments TriMas has many attractive investment attributes.  Well-established brands with leading market positions in niche markets  Majority of products with high barriers to entry through production innovation or customer qualifications  Strong cash flow with options to drive shareholder value  Potential to unlock value through focus on performance criteria and improvement actions  Well-positioned to take advantage of operating leverage with even modest improvements in economic environment or market spending

Questions and Answers

Appendix

Condensed Consolidated Balance Sheet

TriMas

(Dollars in thousands)

	December 31, 2016	December 31, 2015
Assets		
Current assets:		
Cash and cash equivalents	$ 20,710	$ 19,450
Receivables, net	111,570	121,990
Inventories	160,460	167,370
Prepaid expenses and other current assets	16,060	17,810
Total current assets	308,800	326,620
Property and equipment, net	179,160	181,130
Goodwill	315,080	378,920
Other intangibles, net	213,920	273,870
Other assets	34,690	9,760
Total assets	$ 1,051,650	$ 1,170,300
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 13,810	$ 13,850
Accounts payable	72,270	88,420
Accrued liabilities	47,190	50,480
Total current liabilities	133,270	152,750
Long-term debt, net	360,840	405,780
Deferred income taxes	5,910	11,260
Other long-term liabilities	51,910	53,320
Total liabilities	551,930	623,110
Total shareholders' equity	499,720	547,190
Total liabilities and shareholders' equity	$ 1,051,650	$ 1,170,300

25

# Consolidated Statement of Operations

TriMas

*(Unaudited, dollars in thousands, except for per share amounts)*

| | Three months ended December 31, 2016 | Three months ended December 31, 2015 | Twelve months ended December 31, 2016 | Twelve months ended December 31, 2015 |
|---|---|---|---|---|
| Net sales | $ 185,530 | $ 192,760 | $ 794,020 | $ 863,980 |
| Cost of sales | (146,100) | (143,760) | (583,540) | (627,870) |
| Gross profit | 39,430 | 49,000 | 210,480 | 236,110 |
| Selling, general and administrative expenses | (36,910) | (39,630) | (153,710) | (162,350) |
| Net loss on dispositions of property and equipment | (520) | (1,730) | (1,870) | (2,330) |
| Impairment of goodwill and indefinite-lived intangible assets | (98,900) | (75,680) | (98,900) | (75,680) |
| Operating loss | (96,900) | (68,040) | (44,000) | (4,250) |
| Other expense, net: | | | | |
| Interest expense | (3,490) | (3,450) | (13,720) | (14,060) |
| Debt financing and extinguishment costs | - | - | - | (1,970) |
| Other income (expense), net | (380) | 490 | (510) | (1,840) |
| Other expense, net | (3,870) | (2,960) | (14,230) | (17,870) |
| Loss from continuing operations before income taxes | (100,770) | (71,000) | (58,230) | (22,120) |
| Income tax benefit (expense) | 33,410 | 10,200 | 18,430 | (6,540) |
| Loss from continuing operations | (67,360) | (60,800) | (39,800) | (28,660) |
| Loss from discontinued operations, net of tax | - | - | - | (4,740) |
| Net loss | (67,360) | (60,800) | (39,800) | (33,400) |
| **Net loss per share - basic:** | | | | |
| Continuing operations | $ (1.48) | $ (1.35) | $ (0.88) | $ (0.64) |
| Discontinued operations | - | - | - | (0.10) |
| Net loss per share | $ (1.48) | $ (1.35) | $ (0.88) | $ (0.74) |
| Weighted average common shares - basic | 45,484,485 | 45,188,303 | 45,407,316 | 45,123,626 |
| **Loss per share - diluted:** | | | | |
| Continuing operations | $ (1.48) | $ (1.35) | $ (0.88) | $ (0.64) |
| Discontinued operations | - | - | - | (0.10) |
| Net loss per share | $ (1.48) | $ (1.35) | $ (0.88) | $ (0.74) |
| Weighted average common shares - diluted | 45,484,485 | 45,188,303 | 45,407,316 | 45,123,626 |

26

Consolidated Statement of Cash Flow

TriMas

(Unaudited, dollars in thousands)

	Year ended December 31, 2016	Year ended December 31, 2015
Cash Flows from Operating Activities:		
Net loss	$ (39,800)	$ (33,400)
Loss from discontinued operations	-	(4,740)
Loss from continuing operations	(39,800)	(28,660)
Adjustments to reconcile net loss to net cash provided by operating activities:		
Impairment of goodwill and indefinite-lived intangible assets	98,900	75,680
Loss on dispositions of property and equipment	1,870	2,330
Depreciation	24,390	22,570
Amortization of intangible assets	20,470	20,970
Amortization of debt issue costs	1,370	1,710
Deferred income taxes	(32,160)	(8,750)
Non-cash compensation expense	6,940	6,340
Excess tax benefits from stock based compensation	(640)	(590)
Debt financing and extinguishment expenses	-	1,970
Decrease in receivables	7,990	5,300
Decrease in inventories	5,180	3,250
Decrease in prepaid expenses and other assets	2,550	4,730
Decrease in accounts payable and accrued liabilities	(18,120)	(29,530)
Other, net	1,530	(750)
Net cash provided by operating activities of continuing operations	80,470	76,570
Net cash used for operating activities of discontinued operations	-	(14,030)
Net cash provided by operating activities	80,470	62,540
Cash Flows from Investing Activities:		
Capital expenditures	(31,330)	(28,660)
Acquisition of businesses, net of cash acquired	-	(10,000)
Net proceeds from dispositions of property and equipment	220	1,700
Net cash used for investing activities of continuing operations	(31,110)	(36,960)
Net cash used for investing activities of discontinued operations	-	(2,510)
Net cash used for investing activities	(31,110)	(39,470)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	-	275,000
Repayments of borrowings on term loan facilities	(13,850)	(444,890)
Proceeds from borrowings on revolving credit and accounts receivable facilities	402,420	1,129,840
Repayments of borrowings on revolving credit and accounts receivable facilities	(433,350)	(1,169,370)
Payments for deferred purchase price	(2,530)	(6,440)
Debt financing fees	-	(1,850)
Shares surrendered upon options and restricted stock vesting to cover taxes	(1,590)	(2,770)
Proceeds from exercise of stock options	160	500
Excess tax benefits from stock based compensation	640	590
Cash transferred to the Cequent businesses	-	(17,050)
Net cash used for financing activities of continuing operations	(48,100)	(236,440)
Net cash provided by financing activities of discontinued operations	-	208,400
Net cash used for financing activities	(48,100)	(28,040)
Cash and Cash Equivalents:		
Net increase (decrease) for the period	1,260	(4,970)
At beginning of period	19,450	24,420
At end of period	$ 20,710	$ 19,450
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 11,800	$ 15,170
Cash paid for taxes	$ 17,210	$ 30,580

27

# Company & Segment Financial Information

TriMas

*(Unaudited, dollars in thousands, from continuing operations)*

| | Three months ended December 31, 2016 | Three months ended December 31, 2015 | Twelve months ended December 31, 2016 | Twelve months ended December 31, 2015 |
|---|---|---|---|---|
| **Packaging** | | | | |
| Net sales | $ 82,790 | $ 77,800 | $ 341,340 | $ 334,270 |
| Operating profit | $ 18,500 | $ 18,380 | $ 77,840 | $ 78,470 |
| Special Items to consider in evaluating operating profit: | | | | |
| Severance and business restructuring costs | $ 1,870 | $ 1,050 | $ 4,590 | $ 1,760 |
| Excluding Special Items, operating profit would have been | $ 20,370 | $ 19,430 | $ 82,430 | $ 80,230 |
| **Aerospace** | | | | |
| Net sales | $ 42,900 | $ 42,140 | $ 174,920 | $ 176,480 |
| Operating profit (loss) | $ (104,480) | $ 5,910 | $ (90,810) | $ 28,320 |
| Special Items to consider in evaluating operating profit: | | | | |
| Severance and business restructuring costs | $ 6,900 | $ 870 | $ 9,700 | $ 3,610 |
| Impairment of goodwill and indefinite-lived intangible assets | $ 98,900 | $ - | $ 98,900 | $ - |
| Excluding Special Items, operating profit would have been | $ 1,320 | $ 6,780 | $ 17,790 | $ 31,930 |
| **Energy** | | | | |
| Net sales | $ 36,060 | $ 40,480 | $ 158,990 | $ 193,390 |
| Operating loss | $ (5,270) | $ (86,770) | $ (13,840) | $ (97,160) |
| Special Items to consider in evaluating operating profit (loss): | | | | |
| Severance and business restructuring costs | $ 6,230 | $ 11,940 | $ 19,460 | $ 23,140 |
| Impairment of goodwill and indefinite-lived intangible assets | $ - | $ 72,500 | $ - | $ 72,500 |
| Excluding Special Items, operating profit (loss) would have been | $ 960 | $ (2,330) | $ 5,620 | $ (1,520) |
| **Engineered Components** | | | | |
| Net sales | $ 23,780 | $ 32,340 | $ 118,770 | $ 159,840 |
| Operating profit | $ 2,680 | $ 1,670 | $ 15,300 | $ 18,240 |
| Special Items to consider in evaluating operating profit: | | | | |
| Severance and business restructuring costs | $ 130 | $ 50 | $ 530 | $ 280 |
| Impairment of goodwill and indefinite-lived intangible assets | $ - | $ 3,180 | $ - | $ 3,180 |
| Excluding Special Items, operating profit would have been | $ 2,810 | $ 4,900 | $ 15,830 | $ 21,700 |
| **Corporate expenses** | | | | |
| Operating loss | $ (8,330) | $ (7,230) | $ (32,490) | $ (32,120) |
| Special Items to consider in evaluating operating loss: | | | | |
| Severance and business restructuring costs | $ 1,910 | $ 500 | $ 5,470 | $ 1,440 |
| Excluding Special Items, operating loss would have been | $ (6,420) | $ (6,730) | $ (27,020) | $ (30,680) |
| **Total Continuing Operations** | | | | |
| Net sales | $ 185,530 | $ 192,760 | $ 794,020 | $ 863,980 |
| Operating loss | $ (96,900) | $ (68,040) | $ (44,000) | $ (4,250) |
| Total Special Items to consider in evaluating operating profit | $ 115,940 | $ 90,090 | $ 138,650 | $ 105,910 |
| Excluding Special Items, operating profit would have been | $ 19,040 | $ 22,050 | $ 94,650 | $ 101,660 |

28

29 Segment Performance Summary (Unaudited, dollars in millions) Operating Profit Margin (excluding Special Items) Note: Please see the detailed reconciliation to GAAP results in this Appendix. Historical figures may be found in the corresponding earnings releases located on www.trimascorp.com under the “Investors” section. Sales Q4 2016 Q3 2016 Q4 2015 FY 2016 FY 2015 Packaging $82.8 $90.3 $77.8 $341.3 $334.3 Aerospace $42.9 $47.4 $42.1 $174.9 $176.5 Energy $36.1 $38.2 $40.5 $159.0 $193.4 Engineered Components $23.8 $26.3 $32.3 $118.8 $159.8 TriMas $185.5 $202.3 $192.8 $794.0 $864.0 Q4 2016 Q3 2016 Q4 2015 FY 2016 FY 2015 Packaging 24.6% 24.1% 25.0% 24.1% 24.0% Aerospace 3.1% 6.7% 16.1% 10.2% 18.1% Energy 2.7% 4.6% -5.8% 3.5% -0.8% Engineered Components 11.8% 13.0% 15.2% 13.3% 13.6% Segment 13.7% 17.2% 14.9% 15.3% 15.3%

# Additional Information Regarding Special Items

TriMas

*(Unaudited, dollars in thousands, except for per share amounts)*

| | Three months ended December 31, 2016 | Three months ended December 31, 2015 | Twelve months ended December 31, 2016 | Twelve months ended December 31, 2015 |
|---|---|---|---|---|
| **Loss from continuing operations, as reported** | $ (67,360) | $ (60,800) | $ (39,800) | $ (28,660) |
| **After-tax impact of Special Items to consider in evaluating quality of income (loss) from continuing operations:** | | | | |
| Severance and business restructuring costs | 13,050 | 9,760 | 29,620 | 21,810 |
| Impairment of goodwill and indefinite-lived intangible assets | 67,910 | 64,260 | 67,910 | 64,260 |
| Debt financing and extinguishment costs | - | - | - | 1,240 |
| **Excluding Special Items, income from continuing operations would have been** | $ 13,600 | $ 13,220 | $ 57,730 | $ 58,650 |

| | Three months ended December 31, 2016 | Three months ended December 31, 2015 | Twelve months ended December 31, 2016 | Twelve months ended December 31, 2015 |
|---|---|---|---|---|
| **Diluted loss per share from continuing operations, as reported** | $ (1.48) | $ (1.35) | (0.88) | $ (0.64) |
| Dilutive impact[a] | 0.01 | 0.02 | 0.01 | 0.01 |
| **After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:** | | | | |
| Severance and business restructuring costs | 0.29 | 0.21 | 0.65 | 0.48 |
| Impairment of goodwill and indefinite-lived intangible assets | 1.48 | 1.41 | 1.48 | 1.41 |
| Debt financing and extinguishment costs | - | - | - | 0.03 |
| **Excluding Special Items, EPS from continuing operations would have been** | $ 0.30 | $ 0.29 | $ 1.26 | $ 1.29 |
| **Weighted-average shares outstanding** | 45,786,801 | 45,613,000 | 45,732,105 | 45,482,964 |

[a] Impact of 302,316 and 424,697 shares for the three months ended December 31, 2016 and 2015, resepctively, and 324,789 and 359,338 shares for the twelve months ended December 31, 2016 and 2015, respectively, which would have been dilutive to the computation of earnings per share in an income position.

| | Three months ended December 31, 2016 | Three months ended December 31, 2015 | Twelve months ended December 31, 2016 | Twelve months ended December 31, 2015 |
|---|---|---|---|---|
| **Operating profit from continuing operations (excluding Special Items)** | $ 19,040 | $ 22,050 | $ 94,650 | $ 101,660 |
| Corporate expenses (excluding Special Items) | 6,420 | 6,730 | 27,020 | 30,680 |
| **Segment operating profit (excluding Special Items)** | $ 25,460 | $ 28,780 | $ 121,670 | $ 132,340 |
| **Segment operating profit margin (excluding Special Items)** | 13.7% | 14.9% | 15.3% | 15.3% |

30

# Additional Information Regarding Special Items

*(Unaudited, dollars in thousands)*

| | Three months ended December 31, | | | | | |
|---|---|---|---|---|---|---|
| | 2016 | | | 2015 | | |
| | As reported | Special Items | Excluding Special Items | As reported | Special Items | Excluding Special Items |
| Net cash provided by operating activities of continuing operations | $ 34,060 | $ 8,090 | $ 42,150 | $ 47,830 | $ 2,160 | $ 49,990 |
| Less: Capital expenditures of continuing operations | (8,940) | - | (8,940) | (8,300) | - | (8,300) |
| Free Cash Flow from continuing operations | 25,120 | 8,090 | 33,210 | 39,530 | 2,160 | 41,690 |
| Income (loss) from continuing operations | (67,360) | 80,960 | 13,600 | (60,800) | 74,020 | 13,220 |
| Free Cash Flow as a percentage of income from continuing operations | -37% | | 244% | -65% | | 315% |

| | Twelve months ended December 31, | | | | | |
|---|---|---|---|---|---|---|
| | 2016 | | | 2015 | | |
| | As reported | Special Items | Excluding Special Items | As reported | Special Items | Excluding Special Items |
| Net cash provided by operating activities of continuing operations | $ 80,470 | $ 23,610 | $ 104,080 | $ 76,570 | $ 2,890 | $ 79,460 |
| Less: Capital expenditures of continuing operations | (31,330) | - | (31,330) | (28,660) | - | (28,660) |
| Free Cash Flow from continuing operations | 49,140 | 23,610 | 72,750 | 47,910 | 2,890 | 50,800 |
| Income (loss) from continuing operations | (39,800) | 97,530 | 57,730 | (28,660) | 87,310 | 58,650 |
| Free Cash Flow as a percentage of income from continuing operations | -123% | | 126% | -167% | | 87% |

31

Current Debt Structure

TriMas

(Unaudited, dollars in thousands)

	December 31, 2016		December 31, 2015	
Cash and Cash Equivalents	$	20,710	$	19,450
Credit Agreement		333,720		371,820
Receivables facility and other		45,650		53,860
Debt issuance costs		(4,720)		(6,050)
Total Debt		374,650		419,630
Key Ratios:				
Bank LTM EBITDA	$	145,660	$	154,180
Interest Coverage Ratio		11.94 x		12.77 x
Leverage Ratio		2.63 x		2.80 x
Bank Covenants:				
Minimum Interest Coverage Ratio		3.00 x		3.00 x
Maximum Leverage Ratio		3.50 x		3.50 x

TriMas had $147.2 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

32

LTM Bank EBITDA

TriMas

(Unaudited, dollars in thousands)

Net loss for the year ended December 31, 2016	$	(39,800)
Interest expense		13,720
Depreciation and amortization		44,860
Extraordinary non-cash charges		98,900
Non-cash compensation expense		6,940
Other non-cash expenses or losses		8,180
Non-recurring expenses or costs		11,400
Acquisition integration costs		1,460
Bank EBITDA - LTM Ended December 31, 2016 [1]	$	145,660

[1] As defined in the Credit Agreement dated June 30, 2015.

33